UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2007

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

(989) 636-1000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

The Dow Chemical Company issued a press release on December 13, 2007, the text of which is included below in its entirety.

For editorial information: Chris Huntley The Dow Chemical Company +1 989 636 2876 CHuntley@dow.com	For editorial information: Maha Mulla Hussain Petrochemical Industries Company + 965 321 1132 mahah@pic.com.kw

FOR IMMEDIATE RELEASE

The Dow Chemical Company and Petrochemical Industries Company of Kuwait
Announce Global Petrochemicals Joint Venture

MIDLAND, MICHIGAN, USA and KUWAIT CITY, KUWAIT — December, 13, 2007 — The Dow Chemical Company (Dow) and Petrochemical Industries Company (PIC) of the State of Kuwait, a wholly owned subsidiary of Kuwait Petroleum Corporation (KPC), today announced plans to form a 50/50 joint venture that will be a market-leading, global petrochemicals company.

“We’re creating a petrochemicals company that will be a global leader from its first day of operation, an $11 billion company that is well positioned to grow profitably across the industry cycle,” said Andrew N. Liveris, Dow Chairman and CEO.  “For Dow, this marks an important milestone in our transformational strategy: growing our Basics businesses through joint ventures; reducing our capital intensity; and, freeing up cash to invest in our portfolio of Performance and Market Facing businesses.”

The joint venture, to be headquartered in the United States, will manufacture and market polyethylene, ethylenamines, ethanolamines, polypropylene, and polycarbonate.  The JV is expected to have revenues of more than $11 billion (pro forma) and employ more than 5,000 people worldwide.

The new venture will build upon PIC’s feedstock position and commitment to global petrochemicals growth, KPC’s position as one of the world’s top-10 energy/hydrocarbons companies, and Dow’s technology and market leadership — including its number one position in polyethylene, ethyleneamines and ethanolamines. Dow will also maintain its world-class security, environment, health and safety standards in the new venture. Customers, in turn, will benefit from an even stronger supplier having feedstock integration, global supply chain, advanced technologies, resources to grow with customer demand, and an ongoing commitment to the future of the petrochemical industry.

“Through this joint venture, KPC enters a new arena of specialty products based on leading global technologies,” said Saad Al-Shuwaib, CEO of Kuwait Petroleum Corporation.  “The JV will enable PIC to expand and diversify

Dow and PIC of Kuwait Announce Plans for JV

its international petrochemicals presence, while building on our long-standing relationship with Dow.  By selectively investing in downstream petrochemical businesses, we are maximizing the value of Kuwait’s hydrocarbons resources while diversifying our national economy and increasing job opportunities.”

The transaction is subject to the completion of definitive agreements, customary conditions and regulatory approvals, and is anticipated to close in late 2008.  To form the new company, Dow will sell to PIC a 50 percent interest in the business assets included in the transaction. In turn, both PIC and Dow will place their share of the assets into the joint venture, with each party then taking a 50 percent equity interest in the new company. The value of the five Dow global businesses that will form the joint venture is approximately $19 billion. Dow will receive approximately $9.5 billion (pre-tax) from PIC for the 50 percent interest.

“Dow and PIC have a great track record as partners, and we are excited to form this landmark joint venture that brings sustainable, long-term value to our companies and customers,” said Michael R. Gambrell, Dow executive vice president for Basic Plastics and Chemicals.

“The joint venture between PIC and Dow will be positioned to flourish in high-growth economies through access to feedstock offtakes from future KPC refineries in emerging regions,” said Maha Mulla Hussain, Managing Director of Petrochemical Industries Company of Kuwait. “This will give the new JV company the distinct advantage of full integration from feedstocks to derivatives, while meeting growing customer demand in emerging markets.”

About the Products in the Venture

Polyethylene (PE) and polypropylene (PP) comprise more than half of world polymer demand.  PE is the most widely used of all plastics and can be found in everyday products from food packaging, milk jugs and plastic containers to pipes and liners.  PP is a versatile plastic used in fibers, packaging films, non-wovens, durable goods, automotive parts, and consumer applications. Polycarbonate is an engineering thermoplastic used in applications such as optical media, electrical and lighting. Amines are a family of chemicals with a broad range of properties, used in various applications from wood treating and pharmaceutical processing, to coatings and consumer products.

Investor and Analyst Presentation & Webcast

Dow Chemical will host a meeting with the investment community today, Thursday, December 13th at 9:00 a.m. EST to discuss the joint venture and other matters.  The meeting will also be available via webcast and teleconference.  To access the live webcast, go to Dow’s website at www.dow.com and click on the webcast icon at least 15 minutes before the event is scheduled to begin to register. If you would prefer to participate by phone, please call +1 973 200 3082 (conference ID number 28129673).  The accompanying slide presentation will be available for download on www.dow.com just prior to the start of the meeting.

About Dow

Dow is a diversified chemical company that harnesses the power of innovation, science and technology to constantly improve what is essential to human progress. The Company offers a broad range of products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $49 billion and employs 43,000 people worldwide. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

About Petrochemical Industries Company

As part of the Kuwait Petroleum Corporation family, PIC is at the heart of the national strategy to maximize the value of Kuwait’s hydrocarbon resources, and is focused on increasing its petrochemical contributions.  It is focused on strategic growth inside and outside Kuwait through diversification, further use of strategic alliances, as well as pursuing successful joint ventures such as EQUATE, GPIC and MEGlobal.  More information is available at www.pic.com.

About Kuwait Petroleum Corporation

Kuwait Petroleum Corporation (KPC) is the state-owned entity responsible for Kuwait’s hydrocarbon interests throughout the world. As part of the global energy industry, we help to supply the world with its vital oil and gas needs by exploring for, producing, refining, transporting and marketing these precious natural resources both in our home country and internationally.  More information is available at www.kpc.com.kw.

Note:  The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2007	THE DOW CHEMICAL COMPANY

	By:	/s/ WILLIAM H. WEIDEMAN
	Name:	William H. Weideman
	Title:	Vice President and Controller